Exhibit 99.C2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated February 13, 2009, in the Registration Statement and related Prospectus (Form S-6 No. 333-157008) dated February 13, 2009 of Equity Opportunity Trust Dividend Income Value Strategy Series 2009A.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York
February 13, 2009